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Exhibit 99.1

***FOR IMMEDIATE RELEASE***

For: ZIONS BANCORPORATION	Contact: Clark Hinckley
One South Main, Suite 1134	Tel: (801) 524-4787
Salt Lake City, Utah	April 20, 2004
Harris H. Simmons Chairman/Chief Executive Officer

ZIONS BANCORPORATION REPORTS 2004 FIRST
QUARTER EARNINGS OF $1.10 PER DILUTED SHARE

Record Earnings Driven by Loan and Deposit Growth and Reduced Credit Costs

        SALT LAKE CITY, April 20, 2004—Zions Bancorporation ("Zions" or "the Company") (Nasdaq: ZION) today reported first-quarter net income of $99.7 million, or $1.10 per diluted share. Net income and earnings per share increased 13.6% and 13.4%, respectively, over the $87.7 million, or $0.97 per diluted share for the first quarter of 2003. The return on average common equity was 15.54% in the first quarter of 2004, up from 14.81% for the same period in 2003.

        "We are pleased to once again report record quarterly earnings," stated Harris H. Simmons, chairman and chief executive officer. "The strong earnings were driven by solid loan and deposit growth and reduced credit costs. We saw strong loan growth in Arizona and Nevada and improvements in California and Utah. We also had strong deposit growth in most states," added Simmons. "We are particularly pleased with the significant reduction in net charge-offs. We began the year with a strong balance sheet, an improved expense structure, and excellent credit quality, and are well positioned to take advantage of improving economic conditions."

Loan and Deposit Growth

        Growth in loans for the quarter improved from the levels that were experienced in the last half of 2003. On-balance-sheet net loans and leases at March 31, 2004 were $20.6 billion, an increase of 3.5% (14.1% annualized) from the December 31, 2003 balance of $19.9 billion, and 7.8% from $19.1 billion at March 31, 2003. Loan growth in percentage terms remained strong in Arizona and Nevada, adding $178 million in on-balance sheet loans. In addition, loan growth in Utah and California showed substantial improvement. In dollar terms, the largest loan growth was in Zions First National Bank and California Bank & Trust, which on a combined basis added approximately $568 million to the portfolio. However, approximately $127.5 million of the growth in California related to the purchase of adjustable rate mortgages.

        On-balance sheet loans and sold loans being serviced were $23.3 billion at March 31, 2004, an increase of 8.3% from March 31, 2003 and an annualized increase of 11.0% from balances reported at year-end 2003.

        Total deposits at the end of the first quarter increased 3.3% over the balances reported one year ago to $21.5 billion, and increased at an annualized rate of 11.3% from the balances reported at year-end 2003. Core deposits increased 4.1% year-over-year, and 12.5%, annualized, for the quarter. Offsetting a portion of the deposit growth was the close of the first of two planned sales of branches in Colorado, which reduced deposits by $50.9 million. In addition, the mix of deposits continued to improve during the first quarter with time deposits being replaced by demand, savings and money market deposits.

Net Interest Income

        Taxable-equivalent net interest income of $287.6 million increased 5.7% for the quarter compared to $272.0 million for the first quarter of 2003, reflecting the previously discussed loan and deposit growth, which was partially offset by the effects of a slightly lower net interest margin. The taxable-equivalent adjustments to net interest income for the first quarter of 2004 and 2003 were $5.4 million and $5.8 million, respectively.

        For the first quarter of 2004, the net interest margin was 4.32%, compared to 4.39% for the fourth quarter of 2003, and 4.54% for the first quarter of 2003. The lower margin was primarily the result of the persistent low interest rate environment that has challenged the Company since early 2003. The Company believes that downward pressure on margins in the coming quarters may continue.

Noninterest Income

        For the first quarter of 2004, noninterest income increased 10.1% to $106.1 million compared with $96.4 million for the first quarter of 2003, and 3.2% compared to $102.8 million for the fourth quarter of 2003. "Other" noninterest income for the first quarter of 2004 includes $3.7 million from a litigation settlement, $1.5 million from the sale of certain personal trust accounts in Arizona, and a $1 million gain on the sale of a building in California. Noninterest income for the first quarter also includes $4.0 million in net losses on venture capital and other equity investments, while for the same period in 2003 net losses were $5.9 million. Adjusted for minority interest and income taxes, these losses reduced net income by $3.2 million and $2.5 million in the first quarters of 2004 and 2003, respectively. Loan sales and servicing income declined $3.2 million from the fourth quarter of 2003 due primarily to higher levels of prepayments, reduced residential mortgage originations and a lower volume of sold loans being serviced.

Noninterest Expense

        Noninterest expense for the first quarter of 2004 was $222.3 million, an increase of 3.9% from $214.0 million for the first quarter of 2003, and 2.0% from the $218.0 million in the fourth quarter of 2003. The efficiency ratio for the first quarter of 2004 was 56.48%, compared to 58.11% for the first quarter of 2003 and 56.38% for the fourth quarter of 2003. The level of the efficiency ratio continues to reflect the Company's commitment to control costs and seek areas for enhancing operating efficiencies.

Asset Quality

        The ratio of nonperforming assets to net loans and leases and other real estate owned was 0.53% at March 31, 2004, compared to 0.49% at December 31, 2003 and 0.56% at March 31, 2003. Substantially all of the increase in nonperforming assets is attributable to a single nonaccrual loan that is secured by real estate and is 90% guaranteed by the U.S. Government.

        For the first quarter of 2004, net loan and lease losses were $8.0 million or 0.16% annualized of average loans. This compares with $16.6 million or 0.34% annualized for the fourth quarter of 2003 and $16.6 million or 0.35% annualized for the first quarter of 2003. At $271.2 million on March 31, 2004, the allowance for loan losses was 1.32% of total loans and 294% of nonperforming loans. In addition, the allowance for unfunded lending commitments decreased to $10.5 million at March 31, 2004 from $12.2 million at December 31, 2003.

        The provision for loan losses for the first quarter of 2004 was $11.2 million compared to $16.0 million that was provided during the fourth quarter of 2003 and $17.6 million for the first quarter of 2003. The provision for loan losses is the amount of expense that, based on management's judgment, is required to maintain the allowance for loan losses at an adequate level. In determining an adequate level for the allowance, management performs periodic evaluations of the Company's various portfolios, the levels of actual loan losses, and statistical trends and other economic factors.

Capital Management

        During the first quarter of 2004, Zions repurchased 505,055 shares of its common stock at an average price of $59.15 per share. As of March 31, 2004, the Company had $25.0 million remaining in its currently authorized share repurchase program.

        Weighted average common and common-equivalent shares outstanding for the first quarter of 2004 were 90,905,218, compared to 91,407,363 for the fourth quarter of 2003 and 90,647,613 for the first quarter of 2003. The decrease in shares from year-end 2003 reflects the effects of both the stock repurchases for the quarter and the lower average stock price on the equivalent shares, which together more than offset shares issued from option exercises.

        The Company's tangible common equity ratio was 6.56% at March 31, 2004, compared to 6.53% at December 31, 2003 and 6.07% at March 31, 2003.

Subsequent Event

        On April 7, 2004, the Company completed the previously announced purchase of Van der Moolen UK Ltd. The new operations will conduct business as Zions Bank International Ltd.

Conference Call

        Zions will host a conference call to discuss these first quarter results at 5:30 p.m. EDT this afternoon (April 20, 2004). Media representatives, analysts and the public are invited to listen to this discussion by calling 1-800-901-5231, or via on-demand webcast. A link to the webcast will be available on the Zions Bancorporation Web site at www.zionsbancorporation.com. A replay of the call will be available from approximately 7:30 p.m. EDT on Tuesday, April 20 through midnight EDT on Tuesday, April 27, by dialing 1-888-286-8010 and entering the passcode (68729976). The webcast of the conference call will also be archived and available until May 20.

About Zions Bancorporation

        Zions Bancorporation is one of the nation's premier financial services companies, consisting of a collection of great banks in select high growth markets. Under local management teams and community identities, Zions operates approximately 400 full-service banking offices in Arizona, California, Colorado, Idaho, Nevada, New Mexico, Utah and Washington. In addition, Zions is a national leader in SBA lending, public finance advisory services, agricultural finance and electronic bond trading. The Company is included in the S&P 500 Index. Investor information and links to subsidiary banks can be accessed at www.zionsbancorporation.com.

Forward-Looking Information

        Statements in this news release that are based on other than historical data are forward-looking, within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements provide current expectations or forecasts of future events. These forward-looking statements are not guarantees of future performance, nor should they be relied upon as representing management's views as of any subsequent date. Forward-looking statements involve significant risks and uncertainties and actual results may differ materially from those presented, either expressed or implied, in this news release. Factors that might cause such differences include, but are not limited to: changes in general economic and financial market conditions, either nationally or locally in areas in which the Company conducts its operations; changes in interest rates; continuing consolidation in the financial services industry; new litigation or changes in existing litigation; increased competitive pressures among financial institutions; legislation or regulatory changes which adversely affect the Company's operations or business; and changes in accounting policies or procedures as may be required by the Financial Accounting Standards Board or other regulatory agencies. The Company specifically disclaims any obligation to update any factors or to publicly announce the result of revisions to any of the forward-looking statements included herein to reflect future events or developments.

ZIONS BANCORPORATION AND SUBSIDIARIES
FINANCIAL HIGHLIGHTS
(Unaudited)

	Three Months Ended March 31,
(In thousands, except per share and ratio data)	2004	2003	% Change
EARNINGS
Taxable-equivalent net interest income	$287,614	$271,980	5.75%
Net interest income	282,183	266,208	6.00%
Noninterest income	106,050	96,361	10.05%
Provision for loan losses	11,244	17,550	(35.93)%
Noninterest expense	222,338	213,986	3.90%
Income before income taxes and minority interest	154,651	131,033	18.02%
Income taxes	54,714	46,394	17.93%
Minority interest	268	(2,737)	(109.79)%
Income from continuing operations	99,669	87,376	14.07%
Income on discontinued operations	–	328	(100.00)%
Net income	99,669	87,704	13.64%
PER COMMON SHARE
Net income (diluted)	1.10	0.97	13.40%
Income from continuing operations (diluted)	1.10	0.96	14.58%
Income on discontinued operations (diluted)	–	0.01	(100.00)%
Dividends	0.30	0.21	42.86%
Book value	29.23	26.74	9.31%
SELECTED RATIOS
Return on average assets	1.34%	1.30%
Return on average common equity	15.54%	14.81%
Efficiency ratio	56.48%	58.11%
Net interest margin	4.32%	4.54%

ZIONS BANCORPORATION AND SUBSIDIARIES
FINANCIAL HIGHLIGHTS (Continued)
(Unaudited)

	Three Months Ended March 31,
(In thousands, except share and ratio data)	2004	2003	% Change
AVERAGE BALANCES
Total assets	$29,822,933	$27,313,646	9.19%
Securities	5,087,878	3,911,833	30.06%
Net loans and leases	20,117,675	18,964,880	6.08%
Goodwill	653,678	730,101	(10.47)%
Core deposit and other intangibles	69,953	81,731	(14.41)%
Total deposits	20,883,922	19,918,741	4.85%
Core deposits (1)	19,680,319	18,596,803	5.83%
Minority interest	21,812	22,981	(5.09)%
Shareholders' equity	2,578,879	2,402,132	7.36%
Weighted average common and common-equivalent shares outstanding	90,905,218	90,647,613	0.28%
AT PERIOD END
Total assets	$29,789,703	$27,208,734	9.49%
Securities	4,857,025	3,664,417	32.55%
Net loans and leases	20,620,718	19,130,918	7.79%
Sold loans being serviced (2)	2,707,128	2,401,930	12.71%
Allowance for loan losses	271,226	280,533	(3.32)%
Goodwill	649,354	730,069	(11.06)%
Core deposit and other intangibles	65,245	79,368	(17.79)%
Total deposits	21,485,880	20,801,005	3.29%
Core deposits (1)	20,283,721	19,486,785	4.09%
Minority interest	23,847	23,285	2.41%
Shareholders' equity	2,621,965	2,412,504	8.68%
Common shares outstanding	89,693,704	90,215,449	(0.58)%
Average equity to average assets	8.65%	8.79%
Common dividend payout	28.26%	21.70%
Nonperforming assets	109,487	107,381	1.96%
Loans past due 90 days or more	26,307	49,806	(47.18)%
Nonperforming assets to net loans and leases and other real estate owned at period end	0.53%	0.56%

(1)
Amount consists of total deposits excluding time deposits $100,000 and over.
(2)
Amount represents the outstanding balance of loans sold and being serviced by the Company, excluding conforming first mortgage residential real estate loans.

ZIONS BANCORPORATION AND SUBSIDIARIES
FINANCIAL HIGHLIGHTS (Continued)
(Unaudited)

	Three Months Ended
(In thousands, except per share and ratio data)	March 31,	December 31,	September 30,	June 30,	March 31,
	2004	2003
EARNINGS
Taxable-equivalent net interest income	$287,614	$283,866	$282,776	$279,794	$271,980
Net interest income	282,183	278,254	277,079	273,953	266,208
Noninterest income	106,050	102,753	190,176	100,805	96,361
Provision for loan losses	11,244	15,980	18,260	18,150	17,550
Noninterest expense	222,338	217,967	245,506	216,403	213,986
Impairment loss on goodwill	–	–	75,628	–	–
Income before income taxes and minority interest	154,651	147,060	127,861	140,205	131,033
Income taxes	54,714	51,890	66,511	48,956	46,394
Minority interest	268	(440)	(2,849)	(1,159)	(2,737)
Income from continuing operations	99,669	95,610	64,199	92,408	87,376
Income (loss) on discontinued operations	–	–	(2,115)	17	328
Net income	99,669	95,610	62,084	92,425	87,704
PER COMMON SHARE
Net income (diluted)	1.10	1.05	0.68	1.02	0.97
Income from continuing operations (diluted)	1.10	1.05	0.71	1.02	0.96
Income (loss) on discontinued operations (diluted)	–	–	(0.03)	–	0.01
Dividends	0.30	0.30	0.30	0.21	0.21
Book value	29.23	28.27	27.66	27.63	26.74
SELECTED RATIOS
Return on average assets	1.34%	1.32%	0.86%	1.32%	1.30%
Return on average common equity	15.54%	15.05%	9.89%	15.07%	14.81%
Efficiency ratio	56.48%	56.38%	52.08%	56.96%	58.11%
Net interest margin	4.32%	4.39%	4.39%	4.50%	4.54%

ZIONS BANCORPORATION AND SUBSIDIARIES
FINANCIAL HIGHLIGHTS (Continued)
(Unaudited)

	Three Months Ended
(In thousands, except share and ratio data)	March 31,	December 31,	September 30,	June 30,	March 31,
	2004	2003
AVERAGE BALANCES
Total assets	$29,822,933	$28,761,614	$28,696,504	$28,021,084	$27,313,646
Securities	5,087,878	4,858,930	4,644,337	4,360,357	3,911,833
Net loans and leases	20,117,675	19,539,294	19,577,780	19,207,484	18,964,880
Goodwill	653,678	654,151	729,149	730,067	730,101
Core deposit and other intangibles	69,953	72,499	76,457	79,314	81,731
Total deposits	20,883,922	20,782,912	20,425,204	19,874,701	19,918,741
Core deposits (1)	19,680,319	19,521,067	19,129,253	18,594,105	18,596,803
Minority interest	21,812	20,297	20,930	22,991	22,981
Shareholders' equity	2,578,879	2,520,280	2,489,613	2,459,145	2,402,132
Weighted average common and common-equivalent shares outstanding	90,905,218	91,407,363	90,810,743	90,586,065	90,647,613
AT PERIOD END
Total assets	$29,789,703	$28,558,238	$27,604,188	$27,805,628	$27,208,734
Securities	4,857,025	4,818,017	4,339,956	4,228,260	3,664,417
Net loans and leases	20,620,718	19,920,361	19,434,101	19,439,822	19,130,918
Sold loans being serviced (2)	2,707,128	2,782,175	2,894,638	2,367,751	2,401,930
Allowance for loan losses	271,226	268,506	281,311	281,486	280,533
Goodwill	649,354	654,152	654,161	730,069	730,069
Core deposit and other intangibles	65,245	68,747	72,265	75,817	79,368
Total deposits	21,485,880	20,896,695	20,874,124	20,625,170	20,801,005
Core deposits (1)	20,283,721	19,669,582	19,546,495	19,322,067	19,486,785
Minority interest	23,847	19,776	20,216	22,995	23,285
Shareholders' equity	2,621,965	2,540,023	2,485,971	2,479,421	2,412,504
Common shares outstanding	89,693,704	89,840,638	89,864,022	89,724,846	90,215,449
Average equity to average assets	8.65%	8.76%	8.68%	8.78%	8.79%
Common dividend payout	28.26%	28.24%	43.39%	20.47%	21.70%
Nonperforming assets	109,487	97,964	109,566	119,371	107,381
Loans past due 90 days or more	26,307	24,231	36,752	35,055	49,806
Nonperforming assets to net loans and leases and other real estate owned at period end	0.53%	0.49%	0.56%	0.61%	0.56%

(1)
Amount consists of total deposits excluding time deposits $100,000 and over.
(2)
Amount represents the outstanding balance of loans sold and being serviced by the Company, excluding conforming first mortgage residential real estate loans.

ZIONS BANCORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

(In thousands, except share amounts)	March 31, 2004	December 31, 2003	March 31, 2003
	(Unaudited)		(Unaudited)
ASSETS
Cash and due from banks	$1,058,735	$1,119,351	$1,087,910
Money market investments:
Interest-bearing deposits	1,388	884	1,189
Federal funds sold	62,817	54,850	454,168
Security resell agreements	770,109	512,960	693,623
Investment securities:
Held to maturity, at cost (approximate market value $607,119, $0 and $0)	605,292	–	–
Available for sale, at market	3,867,883	4,437,793	3,328,412
Trading account, at market (includes $160,122, $211,943 and $197,257 transferred as collateral under repurchase agreements)	383,850	380,224	336,005

	4,857,025	4,818,017	3,664,417
Loans:
Loans held for sale	185,126	176,886	227,101
Loans, leases and other receivables	20,528,993	19,839,755	18,994,438

	20,714,119	20,016,641	19,221,539
Less:
Unearned income and fees, net of related costs	93,401	96,280	90,621
Allowance for loan losses	271,226	268,506	280,533

Net loans	20,349,492	19,651,855	18,850,385
Other noninterest bearing investments	605,642	584,377	595,238
Premises and equipment, net	404,247	407,825	401,827
Goodwill	649,354	654,152	730,069
Core deposit and other intangibles	65,245	68,747	79,368
Other real estate owned	17,217	18,596	18,231
Other assets	948,432	666,624	632,309

	$29,789,703	$28,558,238	$27,208,734

LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits:
Noninterest-bearing demand	$6,117,345	$5,882,929	$5,296,261
Interest-bearing:
Savings and money market	12,443,178	12,044,499	12,303,049
Time under $100,000	1,453,064	1,507,628	1,693,752
Time $100,000 and over	1,202,159	1,227,113	1,314,220
Foreign	270,134	234,526	193,723

	21,485,880	20,896,695	20,801,005
Securities sold, not yet purchased	355,978	263,379	221,936
Federal funds purchased	1,324,972	1,370,619	841,237
Security repurchase agreements	930,425	841,170	791,360
Other liabilities	701,321	442,020	479,778
Commercial paper	190,525	126,144	276,640
Federal Home Loan Bank advances and other borrowings:
One year or less	315,976	215,354	6,602
Over one year	230,772	231,440	239,958
Long-term debt	1,608,042	1,611,618	1,114,429

Total liabilities	27,143,891	25,998,439	24,772,945

Minority interest	23,847	19,776	23,285
Shareholders' equity:
Capital stock:
Preferred stock, without par value; authorized 3,000,000 shares; issued and outstanding, none	–	–	–
Common stock, without par value; authorized 350,000,000 shares; issued and outstanding 89,693,704, 89,840,638 and 90,215,449 shares	973,506	985,904	1,012,532
Retained earnings	1,610,176	1,538,677	1,361,414
Accumulated other comprehensive income	42,226	19,041	38,558
Shares held in trust for deferred compensation, at cost	(3,943)	(3,599)	–

Total shareholders' equity	2,621,965	2,540,023	2,412,504

	$29,789,703	$28,558,238	$27,208,734

ZIONS BANCORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	Three Months Ended
(In thousands, except per share amounts)	March 31, 2004	December 31, 2003	March 31, 2003
Interest income:
Interest and fees on loans	$291,137	$289,555	$297,349
Interest on loans held for sale	1,280	1,545	2,505
Lease financing	4,209	4,368	4,534
Interest on money market investments	3,458	2,701	3,937
Interest on securities:
Held to maturity—taxable	228	–	–
Held to maturity—nontaxable	898	–	–
Available for sale—taxable	37,869	35,000	28,220
Available for sale—nontaxable	6,092	7,286	7,293
Trading account	6,212	6,605	5,561

Total interest income	351,383	347,060	349,399

Interest expense:
Interest on savings and money market deposits	25,470	25,530	32,629
Interest on time and foreign deposits	14,042	15,245	20,988
Interest on borrowed funds	29,688	28,031	29,574

Total interest expense	69,200	68,806	83,191

Net interest income	282,183	278,254	266,208
Provision for loan losses	11,244	15,980	17,550

Net interest income after provision for loan losses	270,939	262,274	248,658

Noninterest income:
Service charges and fees on deposit accounts	32,755	32,580	31,412
Loan sales and servicing income	18,412	21,597	19,431
Other service charges, commissions and fees	22,359	20,930	19,647
Trust and investment management income	4,075	5,516	5,128
Income from securities conduit	8,698	8,145	6,866
Dividends and other investment income	8,095	7,672	5,997
Market making, trading and nonhedge derivative income	6,124	4,386	9,872
Equity securities losses, net	(4,031)	(1,254)	(5,904)
Fixed income securities gains (losses), net	(83)	529	135
Other	9,646	2,652	3,777

Total noninterest income	106,050	102,753	96,361

Noninterest expense:
Salaries and employee benefits	130,278	122,725	123,586
Occupancy, net	17,813	17,987	16,847
Furniture and equipment	15,948	17,166	15,783
Legal and professional services	7,214	8,062	4,922
Postage and supplies	6,648	6,143	6,665
Advertising	4,842	5,103	3,980
Impairment losses on long-lived assets	184	118	22
Amortization of core deposit and other intangibles	3,503	3,519	3,551
Other	35,908	37,144	38,630

Total noninterest expense	222,338	217,967	213,986

Income from continuing operations before income taxes and minority interest	154,651	147,060	131,033
Income taxes	54,714	51,890	46,394
Minority interest	268	(440)	(2,737)

Income from continuing operations	99,669	95,610	87,376

ZIONS BANCORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME (Continued)
(Unaudited)

	Three Months Ended
(In thousands, except per share amounts)	March 31, 2004	December 31, 2003	March 31, 2003
Discontinued operations:
Income from operations of discontinued subsidiaries	$–	$–	$552
Income taxes	–	–	224

Income on discontinued operations	–	–	328

Net income	$99,669	$95,610	$87,704

Weighted average shares outstanding during the period:
Basic shares	89,724	89,913	90,529
Diluted shares	90,905	91,407	90,648
Net income per common share:
Basic:
Income from continuing operations	$1.11	$1.06	$0.96
Income on discontinued operations	–	–	0.01

Net income	$1.11	$1.06	$0.97

Diluted:
Income from continuing operations	$1.10	$1.05	$0.96
Income on discontinued operations	–	–	0.01

Net income	$1.10	$1.05	$0.97

ZIONS BANCORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY
    AND COMPREHENSIVE INCOME
(Unaudited)

	Three Months Ended March 31, 2004
			Accumulated Other Comprehensive Income (Loss)
(In thousands)	Common Stock	Retained Earnings	Net Unrealized Gains on Investments and Retained Interests	Net Unrealized Gains on Derivative Instruments	Minimum Pension Liability	Subtotal	Shares Held in Trust for Deferred Compensation	Total Shareholders' Equity
Balance, December 31, 2003	$985,904	$1,538,677	$24,015	$10,716	$(15,690)	$19,041	$(3,599)	$2,540,023
Comprehensive income:
Net income for the period		99,669						99,669
Other comprehensive income, net of tax:
Net realized and unrealized holding gains during the period, net of income tax expense of $7,604			12,275			12,275
Reclassification for net realized losses recorded in operations, net of income tax benefit of $25			41			41
Net unrealized gains on derivative instruments, net of reclassification to operations of $12,276 and income tax expense of $7,026				10,869		10,869

Other comprehensive income			12,316	10,869	–	23,185		23,185

Total comprehensive income								122,854
Stock redeemed and retired	(29,874)							(29,874)
Stock options exercised, net of shares tendered and retired	17,476							17,476
Cash dividends—common, $.30 per share		(28,170)						(28,170)
Cost of shares held in trust for deferred compensation							(344)	(344)

Balance, March 31, 2004	$973,506	$1,610,176	$36,331	$21,585	$(15,690)	$42,226	$(3,943)	$2,621,965

	Three Months Ended March 31, 2003
			Accumulated Other Comprehensive Income (Loss)
(In thousands)	Common Stock	Retained Earnings	Net Unrealized Gains (Losses) on Investments and Retained Interests	Net Unrealized Gains on Derivative Instruments	Minimum Pension Liability	Subtotal	Shares Held in Trust for Deferred Compensation	Total Shareholders' Equity
Balance, December 31, 2002	$1,034,888	$1,292,741	$44,151	$25,420	$(23,357)	$46,214	$–	$2,373,843
Comprehensive income:
Net income for the period		87,704						87,704
Other comprehensive income, net of tax:
Net realized and unrealized holding losses during the period, net of income tax benefit of $5,516			(8,905)			(8,905)
Reclassification for net realized gains recorded in operations, net of income tax expense of $350			(565)			(565)
Net unrealized gains on derivative instruments, net of reclassification to operations of $9,575 and income tax expense of $1,090				1,814		1,814

Other comprehensive income (loss)			(9,470)	1,814	–	(7,656)		(7,656)

Total comprehensive income								80,048
Stock redeemed and retired	(24,227)							(24,227)
Stock options exercised, net of shares tendered and retired	1,871							1,871
Cash dividends—common, $.21 per share		(19,031)						(19,031)

Balance, March 31, 2003	$1,012,532	$1,361,414	$34,681	$27,234	$(23,357)	$38,558	$–	$2,412,504

ZIONS BANCORPORATION AND SUBSIDIARIES

Sold Loans Being Serviced
(Unaudited)

	Three Months Ended
(In thousands)	March 31, 2004	December 31, 2003	September 30, 2003	June 30, 2003	March 31, 2003
Balance at beginning of period	$2,782,175	$2,894,638	$2,367,751	$2,401,930	$2,476,490
New loans sold	90,770	107,373	715,534	142,666	98,091
Payments and other reductions	(165,817)	(219,836)	(188,647)	(176,845)	(172,651)

Balance at end of period	$2,707,128	$2,782,175	$2,894,638	$2,367,751	$2,401,930

Nonperforming Assets
(Unaudited)

(In thousands)	March 31, 2004	December 31, 2003	September 30, 2003	June 30, 2003	March 31, 2003
Nonaccrual loans	$91,698	$78,170	$80,110	$98,843	$87,042
Restructured loans	572	1,198	2,032	2,523	2,108
Other real estate owned	17,217	18,596	27,424	18,005	18,231

Total	$109,487	$97,964	$109,566	$119,371	$107,381

% of net loans and leases* and other real estate owned	0.53%	0.49%	0.56%	0.61%	0.56%
Accruing loans past due 90 days or more	$26,307	$24,231	$36,752	$35,055	$49,806

% of net loans and leases*	0.13%	0.12%	0.19%	0.18%	0.26%

*    Includes loans held for sale.

Allowance for Loan Losses
(Unaudited)

	Three Months Ended
(In thousands)	March 31, 2004	December 31, 2003	September 30, 2003	June 30, 2003	March 31, 2003
Balance at beginning of period	$268,506	$281,311	$281,486	$280,533	$279,593
Allowance of branches sold	(518)	–	–	–	–
Add:
Provision for losses	11,244	15,980	18,260	18,150	17,550
Deduct:
Loan and lease charge-offs	(11,483)	(22,436)	(22,286)	(21,242)	(19,639)
Recoveries	3,477	5,866	3,851	4,045	3,029

Net loan and lease charge-offs	(8,006)	(16,570)	(18,435)	(17,197)	(16,610)
Reclassification of allowance for unfunded lending commitments	–	(12,215)	–	–	–

Balance at end of period	$271,226	$268,506	$281,311	$281,486	$280,533

Ratio of allowance for loan losses to net loans and leases outstanding at period end	1.32%	1.35%	1.45%	1.45%	1.47%
Ratio of allowance for loan losses to nonperforming loans at period end	293.95%	338.31%	342.47%	277.69%	314.68%

Allowance for Unfunded Lending Commitments
(Unaudited)

	Three Months Ended
(In thousands)	March 31, 2004	December 31, 2003
Balance at beginning of period	$12,215	$–
Reclassification of allowance for loan losses	–	12,215
Provision charged (credited) against earnings	(1,739)	–

Balance at end of period	$10,476	$12,215

ZIONS BANCORPORATION AND SUBSIDIARIES
LOAN BALANCES BY PORTFOLIO TYPE
(Unaudited)

(In millions)	March 31, 2004	December 31, 2003	September 30, 2003	June 30, 2003	March 31, 2003
Loans held for sale	$185	$177	$216	$236	$227
Commercial lending:
Commercial and industrial	4,204	4,111	4,102	4,071	4,052
Leasing	363	377	378	391	372
Owner occupied	3,465	3,295	3,062	3,353	3,182

Total commercial lending	8,032	7,783	7,542	7,815	7,606
Commercial real estate:
Construction	2,916	2,867	2,907	2,983	2,991
Term	3,646	3,426	3,316	3,326	3,293

Total commercial real estate	6,562	6,293	6,223	6,309	6,284
Consumer:
Home equity credit line	892	838	780	762	703
1-4 family residential	4,057	3,874	3,675	3,275	3,191
Bankcard and other revolving plans	183	198	188	186	182
Other	697	749	797	867	934

Total consumer	5,829	5,659	5,440	5,090	5,010
Foreign loans	15	15	15	17	20
Other receivables	91	90	93	67	75

Total loans	$20,714	$20,017	$19,529	$19,534	$19,222

ZIONS BANCORPORATION AND SUBSIDIARIES
CONSOLIDATED AVERAGE BALANCE SHEETS, YIELDS AND RATES
(Unaudited)

	Three Months Ended March 31, 2004			Three Months Ended March 31, 2003
(In thousands)	Average Balance	Amount of Interest (1)	Average Rate	Average Balance	Amount of Interest (1)	Average Rate
ASSETS
Money market investments	$1,579,080	$3,458	0.88%	$1,402,979	$3,937	1.14%
Securities:
Held to maturity	96,933	1,610	6.68%	–	–
Available for sale	4,289,578	47,241	4.43%	3,259,889	39,440	4.91%
Trading account	701,367	6,212	3.56%	651,944	5,561	3.46%

Total securities	5,087,878	55,063	4.35%	3,911,833	45,001	4.67%

Loans:
Loans held for sale	174,044	1,280	2.96%	250,388	2,505	4.06%
Net loans and leases (2)	19,943,631	297,013	5.99%	18,714,492	303,728	6.58%

Total loans and leases	20,117,675	298,293	5.96%	18,964,880	306,233	6.55%

Total interest-earning assets	26,784,633	356,814	5.36%	24,279,692	355,171	5.93%

Cash and due from banks	972,001			910,849
Allowance for loan losses	(271,243)			(281,264)
Goodwill	653,678			730,101
Core deposit and other intangibles	69,953			81,731
Other assets	1,613,911			1,592,537

Total assets	$29,822,933			$27,313,646

LIABILITIES
Interest-bearing deposits:
Savings and NOW	$3,268,670	4,956	0.61%	$2,768,128	5,015	0.73%
Money market super NOW	8,937,344	20,514	0.92%	9,044,349	27,614	1.24%
Time under $100,000	1,493,380	6,883	1.85%	1,741,121	11,225	2.61%
Time $100,000 and over	1,203,603	6,628	2.21%	1,321,938	9,265	2.84%
Foreign	257,521	531	0.83%	189,535	498	1.07%

Total interest-bearing deposits	15,160,518	39,512	1.05%	15,065,071	53,617	1.44%

Borrowed funds:
Securities sold, not yet purchased	578,368	5,481	3.81%	481,990	4,654	3.92%
Federal funds purchased and security repurchase agreements	2,868,401	6,382	0.89%	2,422,087	6,447	1.08%
Commercial paper	235,508	723	1.23%	293,259	1,120	1.55%
FHLB advances and other borrowings:
One year or less	426,569	1,163	1.10%	7,178	34	1.92%
Over one year	230,894	2,920	5.09%	240,245	3,151	5.32%
Long-term debt	1,596,120	13,019	3.28%	1,099,333	14,168	5.23%

Total borrowed funds	5,935,860	29,688	2.01%	4,544,092	29,574	2.64%

Total interest-bearing liabilities	21,096,378	69,200	1.32%	19,609,163	83,191	1.72%

Noninterest-bearing deposits	5,723,404			4,853,670
Other liabilities	402,460			425,700

Total liabilities	27,222,242			24,888,533
Minority interest	21,812			22,981
Total shareholders' equity	2,578,879			2,402,132

Total liabilities and shareholders' equity	$29,822,933			$27,313,646

Spread on average interest-bearing funds			4.04%			4.21%
Taxable-equivalent net interest income and net yield on interest-earning assets		$287,614	4.32%		$271,980	4.54%

(1)
Taxable-equivalent rates used where applicable.
(2)
Net of unearned income and fees, net of related costs. Loans include nonaccrual and restructured loans.

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ZIONS BANCORPORATION REPORTS 2004 FIRST QUARTER EARNINGS OF $1.10 PER DILUTED SHARE